Exhibit Number 28(i)
Stradley Ronon Stevens & Young, LLP
191 North Wacker Drive, Suite 1601
Chicago, IL 60606
(312) 964-3500
April 26, 2024
Securian Funds Trust
400 Robert Street North
St. Paul, MN 55101-2908

Ladies and Gentlemen:
We have acted as counsel to Securian Funds Trust, a Delaware Statutory Trust (the “Trust”) that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, series management investment company.
This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 78 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 002-96990 and 811-04279) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment is to be filed with the U. S. Securities and Exchange Commission (the “Commission”) on or about May 1, 2024, to register under the Securities Act an unlimited number of shares of beneficial interest (the “Shares”) of the series of the Trust listed in Appendix A (the “Funds”).
This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the 1940 Act.
In connection with giving this opinion, we have examined copies of the Registration Statement, the Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”), the Bylaws of the Trust (the “Bylaws”), and such other legal and factual matters as we have deemed appropriate. We have not independently established any of the facts on which we have so relied.
For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof. We have further assumed the legal capacity of natural persons executing any document, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact.
Additionally, we have assumed the following for purposes of this opinion:

a)
The Trust will remain a valid and existing Delaware Statutory Trust under the laws of the State of Delaware.
b)
The provisions of the Trust Agreement and the Bylaws relating to the issuance of the Shares of the Funds will not be modified or eliminated.
c)
The Shares will be issued in accordance with the Trust Agreement and the Bylaws.
d)
The registration of an indefinite number of the Shares of the Funds will remain effective.
e)
The Shares will be sold for the consideration described in the then current summary prospectus, statutory prospectus and statement of additional information of the Funds, and the consideration received by the Trust will be at least equal to the net asset value per share of the Funds’ Shares.
The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the 1940 Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.
Based upon and subject to the foregoing, it is our opinion that, with respect to the Funds: (1) the Shares to be issued pursuant to the Registration Statement, when issued and paid for by the purchasers upon the terms described in the Registration Statement, will be validly issued, and (2) under the Delaware Statutory Trust Act, purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of the Funds’ Shares.
This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Stradley Ronon Stevens & Young, LLP

Appendix A
SFT Balanced Stabilization Fund
SFT Core Bond Fund – Class 1 and Class 2
SFT Delaware Ivysm Growth Fund
SFT Delaware Ivysm Small Cap Growth Fund
SFT Equity Stabilization Fund
SFT Government Money Market Fund
SFT Index 400 Mid-Cap Fund – Class 1 and Class 2
SFT Index 500 Fund – Class 1 and Class 2
SFT Real Estate Securities Fund – Class 1 and Class 2
SFT T. Rowe Price Value Fund
SFT Wellington Core Equity Fund – Class 1 and Class 2